UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of

the Securities Exchange Act of 1934

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DAWSON GEOPHYSICAL COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DAWSON GEOPHYSICAL COMPANY

508 West Wall, Suite 800

Midland, TX 79701

432‑684‑3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 30, 2019

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders of Dawson Geophysical Company will be held at the Offices of Baker Botts L.L.P., 2001 Ross Ave., Suite 1100, Dallas, Texas 75201 at 10:00 a.m. Central Time on April 30, 2019 for the following purposes:

1. To elect eight directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2. To ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

3. To vote upon a non‑binding advisory resolution regarding the compensation of our named executive officers as disclosed in this Proxy Statement; and

4. To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 8, 2019 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

DATED this 18th day of March, 2019.

BY ORDER OF THE BOARD OF DIRECTORS

James K. Brata,
Secretary

IMPORTANT

To be sure your shares are represented at the Annual Meeting of Shareholders, please vote (1) by calling the toll‑free number (800) 690‑6903 and following the prompts; (2) by Internet at http://www.proxyvote.com; or (3) by completing, dating, signing and returning your Proxy Card in the enclosed postage‑paid envelope as soon as possible. Any shareholder granting a proxy may revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and by withdrawing the proxy. You may vote in person at the Annual Meeting of Shareholders even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote.

Dawson Geophysical Company

508 West Wall, Suite 800

Midland, Texas 79701

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, April 30, 2019

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors”) of Dawson Geophysical Company (the “Company”, “our” or “we”) for use at our Annual Meeting of Shareholders to be held on Tuesday, April 30, 2019 at 10:00 a.m. Central Time at the Offices of Baker Botts L.L.P., 2001 Ross Ave., Suite 1100, Dallas, Texas 75201, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. We will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about March 18, 2019.

Any shareholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to our Secretary or by attending the meeting and withdrawing the proxy.

PURPOSE OF MEETING

As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Annual Meeting are as follows:

1. To elect eight directors to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified;

2. To ratify the selection of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

3. To vote upon a non‑binding advisory resolution regarding the compensation of our named executive officers as disclosed in this Proxy Statement; and

4.To transact such other business as may properly come before the meeting and any adjournment thereof.

VOTING RIGHTS

Right to Vote and Record Date

Our voting securities consist solely of common stock, par value $0.01 per share (“Common Stock”).

The record date for shareholders entitled to notice of and to vote at the meeting was the close of business on March 8, 2019, at which time there were 23,141,739 shares of Common Stock entitled to vote at the meeting. Shareholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

Quorum

Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

Voting at the Annual Meeting

If your shares of Common Stock are registered directly with American Stock Transfer & Trust Company, LLC, you are a “record holder” and may vote in person at the meeting. If a bank, broker or other nominee holds your shares for your benefit but not in your own name, your shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use in voting your shares. The availability of telephone and internet voting depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you. If your shares are held in the name of your bank, broker or other nominee and you wish to vote in person at the meeting, you must contact your bank, broker or other nominee and request a document called a “legal proxy.” You must bring this legal proxy to the meeting in order to vote in person.

Voting by Proxy

Whether or not you are able to attend the meeting, we urge you to vote by proxy.

Vote Required

All proposals other than election of directors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Directors are elected by a plurality of votes cast. This means that the director nominees with the most votes are elected, regardless of whether any nominee receives a majority of votes cast.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non‑votes and other limited proxies will have no effect on the outcome of the election of directors. Cumulative voting for election of directors is not authorized.

With regard to the proposal to ratify the selection of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2019, an abstention will have the same effect as a vote against the proposal. Broker non‑votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal.

With regard to the proposal to approve a non‑binding advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement, an abstention will have the same effect as a vote against the proposal. Broker non‑votes and other limited proxies will have no effect on the outcome of the vote with respect to such proposal. This vote is advisory in nature and will not be binding on the Company.

Abstentions and Broker Non‑Votes

Abstentions and broker non‑votes will be counted for the purpose of determining whether a quorum is present. Abstentions are also considered to be present at the meeting and entitled to vote on any matter from which the shareholder abstains. Generally, a bank, broker or other nominee may vote the shares that it holds for you only in accordance with your instructions. However, if your bank, broker or other nominee has not received your instructions, your bank, broker or other nominee has the discretion to vote only on certain matters that are routine. A “broker non‑vote” occurs if your bank, broker or other nominee cannot vote on a particular matter because your bank, broker or other nominee has not received instructions from you and because the proposal is not routine. Therefore, for purposes of determining the outcome of any matter to be voted upon as to which the broker has indicated on the proxy that the broker does not have discretionary authority to vote, these shares will be treated as not present at the meeting and will not be entitled to vote with respect to that matter, even though those shares are considered to be present at the meeting for quorum purposes and may be entitled to vote on other matters.

If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE SHAREHOLDER’S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER “PROPOSAL 1: ELECTION OF DIRECTORS”; FOR THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS SET FORTH UNDER “PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”; FOR THE PROPOSAL TO APPROVE A NON‑BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT AS DESCRIBED UNDER “PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION”  AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 30, 2019

This Proxy Statement and our 2018 Annual Report on Form 10‑K are available on our website at http://www.dawson3d.com in the “Financial Reports” area of the “Investor Relations” section.

PROPOSAL 1:

ELECTION OF DIRECTORS

Eight directors are to be elected at the annual meeting to comprise the entire membership of the Company’s Board of Directors. All of our nominees have announced that they are available for election to the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees shown below to serve until the next annual meeting of shareholders and until their respective successors shall be elected and qualified. Our nominees for the eight directorships are:

William J. Barrett

Craig W. Cooper

Gary M. Hoover, Ph.D.

Stephen C. Jumper

Michael L. Klofas

Ted R. North

Mark A. Vander Ploeg

Wayne A. Whitener

For information about each nominee, see “Directors” below.

The Company’s Board of Directors recommends that you vote FOR all of the nominees listed above.

DIRECTORS

On February 11, 2015, TGC Industries, Inc. (“Legacy TGC”) completed a strategic business combination (the “Merger”) with Dawson Operating Company, which was formerly known as Dawson Geophysical Company (“Legacy Dawson”), pursuant to the terms of an Agreement and Plan of Merger, dated October 8, 2014 (the “Merger Agreement”). In connection with the Merger, Legacy Dawson changed its name to “Dawson Operating Company” and Legacy TGC changed its name to “Dawson Geophysical Company.” In connection with the Merger, the size of the Board of Directors was increased from six directors to eight directors effective as of February 11, 2015, and Messrs. Jumper, Cooper, North and Vander Ploeg and Dr. Hoover (the “New Directors”) were appointed to our Board of Directors.

Messrs. Stephen C. Jumper, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, and Wayne A. Whitener, the Company’s Executive Vice Chairman, are the only executive officers of the Company who are nominees as set forth below. There are no family relationships by blood, marriage, or adoption between any director, executive officer, or any person nominated or chosen by the Company to become an executive officer or a director. The information set forth below with respect to each of the directors has been furnished by each respective director.

Name	Age	Position
Stephen C. Jumper	57	Chairman of the Board, President and Chief Executive Officer
Wayne A. Whitener	67	Executive Vice Chairman
Mark A. Vander Ploeg	67	Lead Director
William J. Barrett	79	Director
Craig W. Cooper	65	Director
Gary M. Hoover, Ph.D.	79	Director
Michael L. Klofas	58	Director
Ted R. North	72	Director

Stephen C. Jumper.  Mr. Jumper, a geophysicist, joined Legacy Dawson in 1985, was elected Vice President in September 1997, and President, Chief Operating Officer and Director in January 2001. In January 2013, Mr. Jumper was elected Chairman of the Board of Directors of Legacy Dawson. Prior to 1997, Mr. Jumper served Legacy Dawson as manager of technical services with an emphasis on 3‑D processing. Mr. Jumper has served the Permian Basin Geophysical Society as Second Vice President (1991), First Vice President (1992), and as President (1993). Mr. Jumper was appointed as President, Chief Executive Officer and Chairman of the Board of Directors of the Company in February 2015.

Wayne A. Whitener.  Mr. Whitener has been a Director of the Company since 1984 and was named Executive Vice Chairman in connection with the closing of the Merger in February 2015. Mr. Whitener joined Legacy TGC in 1983 and served as its President from 1986 to 1996 and as its Chief Executive Officer from 1996 to February 2015. Mr. Whitener served as a Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, from 2008 until the company was sold in September 2017, and serves as a Director of Chase Packaging Corporation, a development stage company, since 2009.

Mark A. Vander Ploeg.  Mr. Vander Ploeg is the Lead Director of the Company and was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015. Mr. Vander Ploeg previously served as a director of Legacy Dawson from March 2014 until February 2015. Mr. Vander Ploeg has over 35 years of investment banking experience, providing advice to major companies on mergers and acquisitions, corporate finance, long‑term strategy and governance. Until his retirement in 2011, Mr. Vander Ploeg was a Senior Managing Director of Evercore Partners. Prior to Evercore Partners, Mr. Vander Ploeg was Vice Chairman of Investment Banking for Merrill Lynch & Co., where he worked from 1995 to 2007. Prior to that, Mr. Vander Ploeg was a Managing Director of Salomon Brothers and Head of the firm’s San Francisco investment banking business. Mr. Vander Ploeg formerly served as a director of Okabena Company, Minneapolis, Minnesota, which is the investment and business company for the Dayton Family, founders of Target Corporation. He was a member of that Board’s Investment Committee and is Chair of the Compensation & Personnel Committee. Elsewhere, Mr. Vander Ploeg serves as a director of the Spencer Foundation, Chicago, Illinois, and chairs its Investment Committee, and also serves as an associate member of Stanford University’s Institute for Economic Policy Research (SIEPR). Mr. Vander Ploeg has an M.B.A. from the University of Chicago, Chicago, Illinois, and a B.A. from Macalester College, St. Paul, Minnesota, where he is a former trustee and served as Board Chair from 2000 to 2006.

William J. Barrett.  Mr. Barrett has been a Director of the Company since 1980. Mr. Barrett has been the President of W. J. Barrett Associates, Inc., an investment banking firm, since June 2009, and was the President of Barrett‑Gardner Associates, Inc., an investment banking firm, from November 2002 until June 2009. Mr. Barrett has also served as the Director, Executive Vice President and Secretary of Supreme Industries, Inc., a manufacturer of specialized truck bodies and shuttle buses, from 1979 until the company was sold in September 2017; Director of Babson Corporate Investors, a closed‑end investment company, from July 2006 until his retirement on April 26, 2016; Director of Babson Participation Investors, a closed‑end investment company, from July 2006 until his retirement on April 26, 2016; and serves as Director of Chase Packaging Corporation, a development stage company, since 2001. Mr. Barrett’s experience also includes serving as Senior Vice President of Janney Montgomery Scott LLC, an investment banking firm, from 1978 to 2002, and Chairman of the Board and Director of Rumson‑Fair Haven Bank and Trust Company, a New Jersey state independent commercial bank and trust company, from 2000 to June 2012.

Craig W. Cooper.  Mr. Cooper was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015. Mr. Cooper previously served as a director of Legacy Dawson from September 2010 until February 2015, including as Lead Director from January 2013 until February 2015. Prior to his retirement in April 2010, Mr. Cooper was a Senior Advisor, Seismic at BP p.l.c., in the Unconventional Gas unit from 2008 to 2010. Prior to 2008, Mr. Cooper was the Seismic Program Coordinator, North America at BP p.l.c. for three years, Seismic Technology Advisor for two years and Manager of Seismic Imaging & Operations for four years. Mr. Cooper was employed by BP p.l.c. and its predecessor, Amoco Corporation, for 35 years.

Gary M. Hoover, Ph.D.  Dr. Hoover was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015. Dr. Hoover previously served as a director of Legacy Dawson from December 2002 until February 2015. Dr. Hoover, prior to retirement in October, 2002, was Senior Principal Geophysicist with Phillips Petroleum Company. His responsibilities for the previous 10 years with Phillips included geophysical research manager, geoscience technology coordination, exploration and production technology consultation and active research into new seismic data acquisition techniques. Dr. Hoover served as Vice President of the Society of Exploration Geophysicists (1990‑1991) and received its Life Membership Award in 2000. Dr. Hoover holds a doctorate in physics from Kansas State University.

Michael L. Klofas.  Mr. Klofas was appointed to the Board of Directors of the Company at the Company’s most recent Annual Meeting of Shareholders held on May 1, 2018. Mr. Klofas was a member of Babson Capital Management and Affiliates, a MassMutual Financial Group Company from 1988 to 2016 where he served as Managing Director, Head of the Mezzanine and Private Equity Group from 2009 to 2016. Mr. Klofas served as President of Babson Capital Corporate Investors and President of Babson Capital Participation Investors, both NYSE-listed closed-end bond funds, from 2009 to

2016. Mr. Klofas is a Director of Glynlyon Holding Company, a provider of web-based educational content and curriculum for public school districts, since 2016; a Director of PeoplesBank, a Massachusetts-charted mutual bank, since 2017; and was a Director of Supreme Industries, Inc., a manufacturer of specialized truck bodies from 2016 until the company was sold in 2017.

Ted R. North.  Mr. North was appointed to the Board of Directors of the Company in connection with the closing of the Merger in February 2015. Mr. North previously served as a director of Legacy Dawson from August 2008 until February 2015. Mr. North was a partner at Grant Thornton LLP from August 1987 to his retirement on July 31, 2008. He served as the Managing Partner and in other positions of responsibility in the Midland, Texas and Oklahoma City offices of Grant Thornton. He is a Certified Public Accountant with over 30 years of public accounting experience.

ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

“Independent” Directors

Dr. Hoover and Messrs. Barrett, Cooper, Klofas, North and Vander Ploeg qualify as “independent” in accordance with the published listing requirements of The NASDAQ Stock Market (“NASDAQ”). Further, during 2018 and currently, each of the members of the Audit Committee, Compensation Committee and Nominating Committee, as applicable, qualified as “independent” in accordance with the NASDAQ listing requirements. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In addition, during 2018 and currently, each of the members of the Audit Committee and Compensation Committee of our Board of Directors qualified as “independent” under special standards established by the Securities and Exchange Commission (“SEC”) for members of such committees. The Audit Committee includes at least one member who is determined by our Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent” director. Mr. North is the independent director who has been determined to be the audit committee financial expert, based on the Board’s qualitative assessment of Mr. North’s level of knowledge, experience (as described above in his biographical statement) and formal education. The designation does not impose on Mr. North any duties, obligations or liabilities that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board of Directors, and Mr. North’s designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

Meetings and Committees of Directors

During the year ended December 31, 2018, the Board of Directors held four  regularly scheduled meetings and one additional meeting. All of our current Directors attended the regularly scheduled meetings.

Audit Committee.  The Audit Committee is a standing committee of the Board of Directors. The functions of the Audit Committee are to determine whether our management has established internal controls which are sound, adequate and working effectively; to ascertain whether our assets are verified and safeguarded; to review and approve external audits; to select, engage and supervise our independent public accountants; and to determine and approve the fees paid to the independent public accountants. During 2018, the members of the Audit Committee were Messers. North (Chair),  Barrett, and Vander Ploeg.

The Audit Committee operates under a written charter adopted by the Board of Directors that is periodically reviewed, updated and approved by the Audit Committee. The Board of Directors approved the Audit Committee Charter effective as of February 11, 2015 in connection with the Merger, and has subsequently updated, reviewed, and approved the charter. The Audit Committee Charter was most recently reviewed by the Audit Committee on October 30, 2018, and it determined that no changes were warranted. The Audit Committee Charter is posted on our website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.

The Audit Committee Report for the year ended December 31, 2018 is included in this Proxy Statement beginning on page 31.

Compensation Committee.  The Compensation Committee is a standing committee of the Board of Directors. The primary function of the Compensation Committee is to determine that compensation for our officers is competitive and enables the Company to motivate and retain the talent needed to lead and grow our business. During 2018, the members of the Compensation Committee were Dr. Hoover (Chair), and Messers.  Cooper and Klofas.

The Compensation Committee operates under a written charter adopted by the Board of Directors that is periodically reviewed, updated and approved by the Compensation Committee. The Board of Directors approved the Compensation Committee Charter effective as of February 11, 2015 in connection with the Merger. The charter is posted on our website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.

The Compensation Committee Report for the year ended December 31, 2018 is included in this Proxy Statement on page 21.

Nominating Committee.  The Nominating Committee is a standing committee of the Board of Directors. During 2018, the members of the Nominating Committee were Messrs. Cooper (Chair), Klofas, and Vander Ploeg. The primary function of the Nominating Committee is to determine the slate of Director nominees for election to our Board of Directors. The Nominating Committee considers candidates recommended by our shareholders, directors, officers and outside sources, and considers each nominee’s personal and professional integrity, experience, skills, ability, and willingness to devote the time and effort necessary to be an effective board member with the commitment to acting in the best interests of the Company and our shareholders. While the Company has no specific diversity policy, the Nominating Committee gives consideration to having an appropriate mix and diversity of backgrounds, skills and professional experiences on our Board of Directors, the qualifications that the Committee believes must be met by prospective nominees, qualities or skills that the Committee believes are necessary for one or more of our Directors to possess, and standards for the overall structure and composition of our Board of Directors. The same criteria would be evaluated with respect to candidates recommended by shareholders.

In accordance with our Bylaws, shareholders who wish to have their nominees for election to the Board of Directors considered by the Nominating Committee must submit such nomination to our Secretary for receipt not less than 60 days nor more than 90 days prior to the anniversary date of the date on which the Company first mailed its proxy materials for the preceding Annual Meeting of Shareholders. Pursuant to our Bylaws, the notice of nomination is required to contain certain information about both the nominee and the shareholder making the nomination, including information sufficient to allow the independent directors to determine if the candidate meets the criteria for Board of Director membership. A nomination that does not comply with the above procedure will be disregarded.

The Nominating Committee operates under a written charter adopted by the Board of Directors. The Board of Directors approved the Nominating Committee Charter effective as of February 11, 2015 in connection with the Merger. The charter is posted on our website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section.

During 2018, the Board of Directors and the Audit Committee each held five meetings, the Compensation Committee held three meetings, and the Nominating Committee held two meetings. Each of the Directors attended 75% or more of the total meetings of the Board of Directors and all of the committees on which they served during 2018.

Director Qualifications

The following is a brief discussion of the experience, qualifications, attributes and skills that led us to the conclusion that our nominees for Director should serve as Directors for the Company: For our Chairman of the Board, President and Chief Executive Officer, Mr. Jumper, his leadership qualities, technical expertise and long experience in the seismic industry. For Mr. Whitener, his depth of understanding of the Company’s operations, leadership skills and significant industry and management expertise. For Mr. Vander Ploeg, his extensive experience in investment banking and expertise with mergers and acquisitions. For Mr. Barrett, his keen business and financial judgment and an extraordinary understanding of the Company’s business, history and organization, as well as extensive leadership experience. For Mr. Cooper, his significant experience in management in the seismic division of a major oil company. For Dr. Hoover, his extensive experience in geophysical research and management for a major oil company and his expertise in the geophysical sciences. For Mr. Klofas, his extensive knowledge and experience in capital markets and his broad business evaluation experience. For Mr. North, his significant accounting and auditing expertise and experience.

Board Leadership Structure

Currently our Chairman of the Board of Directors is Mr. Stephen C. Jumper, the Company’s President and Chief Executive Officer. The Board of Directors believes that the determination of whether the roles of Chief Executive Officer and Chairman of the Board of Directors should be separate should be based on the composition, skills and experience of the Board of Directors and its members and governance efficiency. Based on these factors, the Board of Directors has determined that having Mr. Jumper serve as Chief Executive Officer and Chairman is in the best interest of the Company, and that such arrangement makes the best use of Mr. Jumper’s unique skills and experience with the Company and his long experience in the seismic industry to act as the representative of the Company.

Following the Merger in February of 2015, the Board of Directors established the position of Lead Director, which is appointed annually by the Board at such times as the Chairman of the Board is not an independent director. Since our Chairman is also a member of management, the Board of Directors has appointed Mr. Mark A. Vander Ploeg, a non‑management director, as Lead Director. The responsibilities of the Lead Director include:

•	Approving Board meeting agendas and consulting with the Chairman on information provided to the Board of Directors;

•	Calling meetings of non‑management directors and setting agendas for executive sessions;

•	Presiding at all Board meetings at which the Chairman and Executive Vice Chairman are not present, including executive sessions of the non‑employee directors;

•	Overseeing Board and director evaluations;

•	Approving the retention of consultants who report directly to the Board of Directors;

•	Facilitating communication between the directors and the Chief Executive Officer, and communicating the directors’ perspectives and consensus view to the Chief Executive Officer;

•	Assisting the Board of Directors and officers in assuring compliance with and implementation of our governance principles;

•	Ensuring that the Board of Directors is at least two‑thirds independent and that key committees are independent; and

•	Performing such other functions as the independent directors may designate from time to time.

Board of Directors’ Role in Risk Oversight

The Board of Directors is generally responsible for risk oversight. Management has implemented internal processes to identify and evaluate the risks inherent in the Company’s business and to assess the mitigation of those risks. Our Board of Directors’ leadership structure, including the Audit Committee’s responsibility to oversee any significant financial risk exposures and our practice of a high degree of interaction between our directors and members of senior management, facilitates and provides this oversight function. Management reports either to the Audit Committee or the full Board of Directors, depending on the type of risk involved, regarding the identified risks and the mitigation strategies planned or in place to address such risks.

DIRECTOR COMPENSATION

For services performed in 2018, each non‑employee director received fees of $72,000, consisting of $27,000 representing quarterly cash payments of approximately $6,750, and stock grants with a value of $45,000. In addition, members of the Audit Committee received stock grants and cash payments totaling $18,000, with the Chairman receiving an additional $6,000 in stock grants and cash. Members of the Compensation Committee received stock grants and cash totaling an additional $6,000. The Lead Director received stock grants and cash totaling an additional $12,000. We also reimburse reasonable expenses incurred by our directors in attending meetings and other company business. None of the reimbursements for our non‑employee directors exceeded the $10,000 threshold in 2018, and consequently, are not included in the table below.

Directors who are also full‑time officers or employees of the Company receive no additional compensation for serving as directors. During 2018, Mr. Jumper and Mr. Whitener were the only members of our Board of Directors who were also executive officers of the Company. Compensation for each is set forth under “Compensation Discussion and Analysis” and “Executive Compensation,” below.

The table below summarizes the total compensation paid to or earned by each of our non‑employee directors during the year ended December 31, 2018.

Name	Fees Earned or Paid in Cash	Stock Awards (1) (2)	Option Awards	All Other Compensation	Total
Mark A. Vander Ploeg	$45,750	$51,250	$-	$-	$97,000
William J. Barrett	40,500	49,500	-	-	90,000
Craig W. Cooper	33,000	47,000	-	-	80,000
Gary M. Hoover, Ph.D.	38,250	48,750	-	-	87,000
Michael L. Klofas	24,000	32,000	-	-	56,000
Ted R. North	47,250	51,750	-	-	99,000
Allen T. McInnes, Ph.D. (retired) (3)	14,000	51,475	-	-	65,475

(1)

The amounts in this column reflect the dollar amount the Company recognized as an expense with respect to stock awards for financial statement reporting purposes during the year ended December 31, 2018, in accordance with ASC 718.

(2)

For the year ended December 31, 2018, the directors listed in the above table earned the following grants of stock from the 2016 Plan (as defined below): Mr. Vander Ploeg – 9,466, Mr. Barrett – 9,089, Mr. Cooper – 8,612, Dr. Hoover – 8,879,  Mr. Klofas – 6,411,  Mr. North – 9,485, and Dr. McInnes – 7,342.

(3)

Allen T. McInnes, Ph.D., retired as a Director of the Company following the Company’s Annual Meeting of Shareholders held on May 1, 2018. The amounts shown in this row reflect compensation earned prior to his retirement.

As of December 31, 2018, the following director had stock options exercisable into the following number of shares of Common Stock: Mr. Barrett – 13,125.

EXECUTIVE OFFICERS

The following individuals are currently serving as executive officers of the Company.

Name	Age	Position
Stephen C. Jumper	57	Chairman of the Board, President and Chief Executive Officer
Wayne A. Whitener	67	Executive Vice Chairman
James K. Brata	63	Chief Financial Officer, Executive Vice President, Secretary and Treasurer
C. Ray Tobias	61	Chief Operating Officer and Executive Vice President
James W. Thomas	65	Chief Technology Officer and Executive Vice President

Biographical information for Messrs. Jumper and Whitener is included above under “Directors”.

James K. Brata.  Mr. Brata was named Executive Vice President, Chief Financial Officer and Treasurer in connection with the closing of the Merger in February 2015. Effective May 5, 2016, Mr. Brata was also named Secretary of the Company. Mr. Brata joined Legacy TGC in 2008 in the capacity of Vice President. Mr. Brata served as Vice President, Chief Financial Officer, Secretary and Treasurer of Legacy TGC from March 2009 until February 2015. Prior to joining Legacy TGC, Mr. Brata served in a variety of capacities at Fortune 500 and other publicly traded companies, and was a consultant with KPMG LLP and Coopers & Lybrand, now PricewaterhouseCoopers LLP. Mr. Brata holds a B.S. degree in Accounting, an M.B.A. in Finance, and is a Certified Public Accountant.

C. Ray Tobias.  Mr. Tobias was appointed as Executive Vice President and Chief Operating Officer of the Company in connection with the closing of the Merger in February 2015. Mr. Tobias supervises client relationships and survey cost quotations to clients. Mr. Tobias joined Legacy Dawson in 1990, and was elected Vice President in September 1997, and Executive Vice President and Director in January 2001. He has served on the Board of Directors of the International Association of Geophysical Contractors and is Past President of the Permian Basin Geophysical Society. Prior to joining Legacy Dawson, Mr. Tobias was employed by Geo‑Search Corporation, where he was an operations supervisor.

James W. Thomas.  Mr. Thomas was appointed as Executive Vice President and Chief Technology Officer in connection with the closing of the Merger in February 2015. Mr. Thomas holds a B.S. and M.S. in Physics. Prior to joining Legacy Dawson in 2002, Mr. Thomas worked for Phillips Pertoleum. He is a recognized leader in the geophysical sector for the innovation and application of 3D seismic acquisition and specialized processing techniques. Mr. Thomas holds patents in seismic data acquisition and processing and has published his concepts and methods. He is a member of the Society of Exploration Geophysicists, the Geophysical Society of Oklahoma City, and Sigma Pi Sigma (Physics Honor Society).

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The Compensation Committee seeks to fairly compensate our employees in a manner consistent with market practices, and reward them for achieving financial results that ultimately lead to sustained financial strength and long‑term shareholder value.

In this compensation discussion and analysis, the executive officers named below who are all current employees are referred to as the “Named Executive Officers.”

Name	Position
Stephen C. Jumper	Chairman of the Board, President and Chief Executive Officer
Wayne A. Whitener	Executive Vice Chairman
James K. Brata	Chief Financial Officer, Executive Vice President, Secretary and Treasurer
C. Ray Tobias	Chief Operating Officer and Executive Vice President
James W. Thomas	Chief Technology Officer and Executive Vice President

Compensation Philosophy and Objectives

The Compensation Committee believes that compensation for executive officers must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company, reward successful performance and closely align the interests of our executives with the Company. The ultimate objective of our compensation program is to improve the intrinsic value of the Company and long‑term shareholder value.

In setting compensation levels, the Compensation Committee evaluates both individual performance and the financial performance of the Company. The review of executive officers’ performance includes a mix of financial and non‑financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximize the development of each individual, and continue to improve the quality of the Company’s services and operations.

In order to continue to attract and retain the best employees, the Compensation Committee believes the executive compensation packages provided to the Company’s executives, including the Named Executive Officers, should include both cash and stock‑based compensation. The Compensation Committee and the Chief Executive Officer (“CEO”) compare the Company’s compensation practices to general industry comparative parameters, but do not formally benchmark officer compensation against any peer group.

Competitive Considerations

We believe competition for talented employees goes well beyond the seismic industry to include oil and gas companies, development companies and oilfield service companies. Many of the companies with whom we compete for top level talent are larger and have more financial resources than we do. Both our Compensation Committee and CEO consider known information regarding the compensation practices of likely competitors, to the extent that such information is available from public sources, to form a general understanding of our competitors’ current compensation practices when reviewing and setting the compensation of all our officers, including the Named Executive Officers.

Role of Chief Executive Officer in Compensation Decisions

On an annual basis, our CEO reviews the performance of each of the other Named Executive Officers and, based on this review, makes recommendations to the Compensation Committee with respect to the compensation of the Named Executive Officers, excluding himself. Our CEO considers internal pay equity issues, individual contribution and performance, competitive pressures and Company performance in making his recommendations to the Compensation Committee. The Compensation Committee has the final authority to act on our CEO’s recommendations which are not binding on the Compensation Committee. The Compensation Committee may accept or adjust such recommendations at its discretion. The Compensation Committee has the sole responsibility for evaluating the compensation of our CEO.

Establishing Executive Compensation

Consistent with our compensation objectives, the Compensation Committee has structured our annual and long‑term incentive‑based executive compensation in a manner intended to attract and retain the best talent, reward financial success and closely align executives’ interests with the Company’s interests. In setting the compensation, the Compensation Committee reviews total direct compensation for the Named Executive Officers, which includes salary, short‑term cash incentives and long‑term equity incentives. The appropriate level and mix of incentive compensation is not based upon a formula, but is a subjective determination made by the Compensation Committee. We do not have a policy of stock ownership requirements. We have employment contracts for our Named Executive Officers as described below in “Employment Agreements,” and, subject to the Employment Agreements, equity issued pursuant to the 2006 Stock Awards Plan of Dawson Geophysical (formerly known as the TGC Industries, Inc. 2006 Stock Awards Plan) (the “Legacy TGC LTIP”), the Amended and Restated Dawson Geophysical Company 2006 Stock and Performance Incentive Plan (the “Legacy Dawson LTIP”), and the Dawson Geophysical Company 2016 Stock and Performance Incentive Plan (the “2016 Plan”), is subject to accelerated vesting as described below in “Executive Compensation—Potential Payments Upon a Change of Control or Termination.”

The Compensation Committee reviews compensation matters from time to time during the year. The Compensation Committee typically recommends the accrual of amounts for the cash bonus and profit sharing plan shortly prior to or during the first quarter of a fiscal year and then recommends the allocation of the accrued amounts in the first quarter of the following fiscal year. The Compensation Committee sets both Company and individual performance targets for our performance‑based incentive plan. In addition, the Compensation Committee generally performs its annual review of officer salaries during the middle of each fiscal year.

Elements of Compensation

The components of compensation for our Named Executive Officers include the following elements:

Element	Form of Compensation	Purpose
Base Salary	Cash	Provide competitive, fixed compensation to attract and retain executive talent.
Short-Term Incentive	Cash Bonus, Profit Sharing and Performance-Based Incentive Plan	Create a strong financial incentive for achieving financial success and for the competitive retention of executives.
Long-Term Equity Incentive	Stock Option and Restricted Stock or Restricted Stock Unit Grants	Provide incentives to strengthen alignment of executive team interests with Company and shareholder interests, reward long-term achievement and promote executive retention.
Health, Retirement and Other Benefits	Eligibility to participate in plans generally available to our employees, including 401(k); Health; Life Insurance and Disability Plans	Plans are part of broad-based employee benefits.

Base Salary

The Compensation Committee believes base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. We do not have a formal salary program with salary grades or salary ranges. Instead, salary increases are awarded periodically based on individual performance, when appropriate, under the relevant economic conditions. The Compensation Committee determines the base salary of each Named Executive Officer based on his position and responsibility. During its review of base salaries for executives, the Compensation Committee primarily considers the internal value of the position relative to other positions, external value of the position or comparable position, individual performance and ability to represent our Company’s values. For Named Executive Officers other than the CEO, the Compensation Committee also considers the recommendations of the CEO. The Compensation Committee typically considers base salary levels annually as part of its performance review and from time to time upon a promotion or other change in job responsibilities.

Short‑Term Incentive Compensation

The Compensation Committee believes short‑term incentive compensation is a critical element of executive compensation in order to attract and retain high quality executives, officers and employees and provide further incentives to such executives, officers and employees to maximize the Company’s annual financial performance and thereby increase shareholder value. Historically, our short‑term incentive compensation for executives consisted of participation in our profit sharing program and discretionary cash bonuses.

We have, from time to time, used discretionary cash bonuses to meet market and competitive demands. Discretionary bonus amounts have been based upon a variety of factors, including perceived competitive pressures, base salary, internal value of the position and seniority. All of our Named Executive Officers received a discretionary bonus during the years ending December 31, 2018 and 2017. No discretionary bonuses were paid to our Named Executive Officers with respect to the year ending December 31, 2016.

Beginning in fiscal 2014, executives became eligible to participate in our performance‑based incentive plan, known as the 2014 Annual Incentive Plan (the “2014 Plan”), which was approved by the Board of Directors and adopted on November 19, 2013 by the Compensation Committee. Under the 2014 Plan, the payment of performance‑based cash incentives may be made to participating employees, including the Named Executive Officers, based on the achievement of Company‑wide targets related to EBITDA (the “Company goal”) for the relevant year and the attainment of personal goals to be established for each participating employee (“personal goals”). Accordingly, the 2014 Plan is designed to align the efforts and results of individual employees with the Company’s financial business objectives, and rewards and recognizes participating employees when the Company and the participating employee perform at or above expected levels.

Actual incentive amounts paid to the Named Executive Officers may be more or less than the target incentive amounts based on the level of attainment of the Company goal and personal goals. Incentive amounts are first determined based upon the level of attainment of the Company goal. The incentive amount paid to a participating employee is then adjusted to reflect the attainment of personal goals by increasing or decreasing the incentive amount within a range of 25% to 125%.

The Compensation Committee has delegated to Mr. Jumper the authority to determine the final incentive amounts that are payable to participating employees (other than Mr. Jumper) based upon criteria set forth in the 2014 Plan. The Compensation Committee has retained the authority to determine the final incentive amount payable to Mr. Jumper based upon the criteria set forth in the 2014 Plan. The 2014 Plan was suspended for 2017 and will remain suspended until such time as reinstated by the Compensation Committee.

Long‑Term Equity Incentive Compensation

The Compensation Committee believes that in order to align the interests of the executive officers and its shareholders, such officers should own a meaningful amount of its Common Stock. In order to reach this objective and to retain its executives, the Company has historically granted and continues to grant long‑term equity‑based awards pursuant to its long-term equity incentive plans. Since the date of the effectiveness of the 2016 Plan on May 5, 2016, the Company issues new grants of stock-based awards pursuant to such plan. Upon its effectiveness, the 2016 Plan replaced the Legacy Dawson LTIP and for the avoidance of doubt, the Legacy TGC LTIP (the Legacy Dawson LTIP and the Legacy TGC LTIP are referred to collectively as the “Prior Plans.”) The Company administers both of the Prior Plans as a result of the Merger and per the 2016 Plan, no new grants of awards have been permitted under the Prior Plans. Further, the Legacy Dawson LTIP and the Legacy TGC LTIP expired pursuant to their terms on November 28, 2016 and March 29, 2016, respectively. Any outstanding awards previously granted under the Prior Plans continue to remain outstanding in accordance with their terms. The awards outstanding and available under the 2016 Plan and the awards outstanding under each of the Prior Plans and their associated accounting treatment are discussed below.

2016 Plan

The 2016 Plan became effective on May 5, 2016. The 2016 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights (SARs), Common Stock, restricted stock, restricted stock units, cash awards, performance awards and other awards which may be granted singly, in combination or in tandem, and which may be awarded to our officers, non‑employee directors, employees (including any employee who is also a director or officer) and consultants. Our Compensation Committee selects the employees and consultants to whom the awards will be granted and determines the number and type of awards to be granted to such individuals. Our Board of Directors selects the non‑employee directors eligible to whom awards will be granted and determines the number and type of award to be granted to such individuals. All of our employees, non‑employee directors and consultants are eligible to receive awards under the 2016 Plan.

Stock Options: The Compensation Committee may grant awards in the form of an option, which may be an incentive stock option or a nonqualified stock option. Stock options are rights to purchase a specified number of shares of Common Stock at a specified price. The grant price of an option may not be less than the fair market value of the Common Stock subject to such option on the grant date. The term of the option may not extend more than 10 years after the grant date. Options may not include provisions that reload the option upon exercise. Similarly, options may not be repriced or otherwise modified in any way that would constitute a reduction in the grant price associated with such options. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any options awarded pursuant to the 2016 Plan, including the grant price, the term of the options, the number of shares subject to the option and the date or dates upon which they become exercisable, will be determined by the Compensation Committee.

Stock Appreciation Rights: The Compensation Committee may grant awards in the form of stock appreciation rights. A stock appreciation right is a right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of such stock appreciation right. On the grant date, the grant price of a stock appreciation right may be not less than the fair market value of the Common Stock subject to such stock appreciation right. The holder of a tandem stock appreciation right may elect to exercise either the option or the stock appreciation right, but not both. The exercise period for a stock appreciation right will extend no more than 10 years after the grant date. Stock appreciation rights may not include provisions that reload the stock appreciation right upon exercise.

Similarly, stock appreciation rights may not be repriced or otherwise modified in any way that would constitute a reduction in the grant price associated with such stock appreciation rights. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any stock appreciation rights awarded pursuant to the 2016 Plan, including the grant price, the term of any stock appreciation rights, and the date or dates upon which they become exercisable, will be determined by the Compensation Committee.

Stock Awards: The Compensation Committee may grant awards in the form of shares of Common Stock or stock units, including an award of restricted stock or restricted stock units. Common Stock consists of shares that are transferred or sold by the Company without restriction and not subject to a substantial risk of forfeiture. Restricted stock are shares of Common Stock that are transferred or sold by the Company and are subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the Compensation Committee. Restricted stock units are stock units that are subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the Compensation Committee. Dividend or dividend equivalent rights may be granted or made with respect to restricted stock or restricted stock units as applicable; provided that, no such dividend or dividend equivalent rights will be paid with respect to unvested performance awards.

Cash Awards: The Compensation Committee may grant awards in the form of cash awards, which are awards denominated and payable in cash.

Performance Awards: The Compensation Committee may grant awards in the form of a performance award. A performance award is an award that is subject to the attainment of one or more performance goals. The terms, conditions and limitations applicable to any performance awards granted to participants pursuant to the 2016 Plan will be determined by the Compensation Committee, subject to the limitations set forth below. Any stock award granted to employees which is a performance award will have a minimum restriction period of 12 months from the grant date, provided that the Compensation Committee may provide for earlier vesting upon a termination of employment by reason of death, disability, layoff, retirement or change in control. The Compensation Committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of performance awards that will be paid out to the participant and/or the portion of an award that may be exercised.

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies for annual compensation in excess of $1 million paid to our CEO and certain other executive officers (“covered employees”) for this purpose. However, for 2017 and prior years, any compensation paid to our CEO and covered employees that met the requirements of qualified performance-based compensation under Section 162(m) of the Internal Revenue Code was not subject to this deduction limitation. Under tax reform introduced in 2017 (the “2017 Tax Act”), effective for our taxable year beginning January 1, 2018, the exception under Section 162(m) of the Internal Revenue Code for performance-based compensation is no longer available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. In addition, the 2017 Tax Act expanded the executives covered under Section 162(m) of the Internal Revenue Code to include our Chief Financial Officer, and implemented that once one of our Named Executive Officers is considered a covered employee, such Named Executive Officer will remain a covered employee so long as he receives compensation from us.

For periods after 2017, it is expected that any compensation deductions (other than grandfathered amounts) for any individual who is a covered employee in 2017 or any later year will be subject to a $1 million annual deduction limitation. Although the deductibility of compensation is a consideration evaluated by the Compensation Committee, the Compensation Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the covered employees is not material relative to the benefit of being able to attract and retain talented management. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is in excess of the $1 million deductibility limit.

The 2016 Plan authorizes the issuance of 1,000,000 shares of Common Stock. The 2016 Plan will terminate on May 5, 2026. No awards may be made under the 2016 Plan after its expiration date, but awards prior thereto may extend beyond that date.

In the event of a “change of control” and except as otherwise provided in an award agreement or applicable employment agreement, the Compensation Committee, acting in its discretion, will effect one or more of the following alternatives, which may vary among individual participants and which may vary among awards held by any individual participant: (i) provide for the substitution of a new award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Compensation Committee determines) for an award or the assumption of the award, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or (iii) cancel any such awards and deliver to the participants cash in an amount that the Compensation Committee will determine in its discretion is equal to the fair market value of such awards on the date of such event, which in the case of options or stock appreciation rights will be the excess of the fair market value of shares on such date over the exercise or grant price of such award. All stock options and stock appreciation rights will remain exercisable until (i) the expiration of the term of the award or, (ii) if the participant should die before the expiration of the term of the award, until the earlier of: (x) the expiration of the term of the award or (y) two years following the date of the participant’s death. The 2016 Plan defines a “change of control” as, except as otherwise reflected in an award agreement, occurring when (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the total voting power of the Company’s then outstanding securities; (ii) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election unless a majority of the new members of the Board were recommended or approved by majority vote of members of the Board of Directors immediately prior to such shareholders’ meeting; (iii) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or (iv) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person. The change of control definition under Section 409A of the Internal Revenue Code will apply to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code in the event an award under the 2016 Plan is subject to Section 409A of the Internal Revenue Code.

In addition, our form stock option, restricted stock and restricted stock unit agreements also provide for accelerated vesting upon death or termination of a participant’s employment due to disability or if a participant’s employment is terminated by the Company for reasons other than “cause” (as defined in the agreement). Stock options which are accelerated under this provision may be exercised in whole or in part until their expiration pursuant to the terms of the stock option agreement or the 2016 Plan.

The 2016 Plan is the successor of the Legacy Dawson LTIP and the Legacy TGC LTIP.

Legacy TGC LTIP

The Legacy TGC LTIP originally became effective on March 30, 2006 and was amended and restated in connection with the Merger. The Legacy TGC LTIP provided for the granting of stock options, Common Stock, and restricted stock. Under the Legacy TGC LTIP, a maximum of 26,667 shares could be granted in any one year in the form of any award to any one participant, consisting of a maximum of (i) 16,667 shares in the form of stock options and (ii) 10,000 shares in the form of restricted stock. Employees (including any employee who is also a director or an officer), consultants, and non‑employee directors of the Company or its subsidiaries whose judgment, initiative, and efforts contributed to or were expected to contribute to the successful performance of the Company were eligible to participate in the Legacy TGC LTIP. The Compensation Committee selected the individuals eligible to whom awards were granted and determined the number and type of award to be granted to such individuals. All of our employees, non‑employee directors and consultants were eligible to receive awards under the Legacy TGC LTIP.

Stock Options:    The Legacy TGC LTIP allowed for the grant by the Compensation Committee of awards in the form of options, which may have been incentive stock options qualifying under Section 422 of the Internal Revenue Code or non‑qualified stock options. Stock options are rights to purchase a specified number of shares of Common Stock at a specified price. The grant price of a stock option was required to be no less than the fair market value of the Common Stock subject to such option at the date of grant. In general, stock options granted will become exercisable as set forth in the option agreements pursuant to which they were issued and the term of the options was limited to no more than ten years from the date of grant.

Restricted Stock and Common Stock:    The Legacy TGC LTIP allowed for the grant by the Compensation Committee of restricted stock and common stock. Restricted stock consists of shares that are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Common Stock consists of shares that are transferred or sold by the Company to a participant without restriction and not subject to a substantial risk of forfeiture. The Compensation Committee determined the eligible participants to whom, and the time or times at which, grants of restricted stock and/or Common Stock were made, the number of shares granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.

Performance Goals: Awards of restricted stock or Common Stock under the Legacy TGC LTIP may have been made as a performance award. A performance award is an award that is subject to the attainment of one or more performance goals. Performance awards that are not intended to qualify as qualified performance‑based compensation under Section 162(m) of the Internal Revenue Code are based on achievement of such goals and are subject to such terms, conditions and restrictions as the Compensation Committee determined. Performance awards granted under the Legacy TGC LTIP that were intended to qualify as qualified performance‑based compensation under Section 162(m) of the Internal Revenue Code will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre‑established, objective performance goals established by the Compensation Committee.

Under the 2017 Tax Act, effective for our taxable year beginning January 1, 2018, the exception under Section 162(m) of the Internal Revenue Code for performance-based compensation is no longer available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. Performance awards that were outstanding under the Legacy TGC LTIP as of November 2, 2017 (“TGC Legacy Awards”) may or may not continue to qualify as “qualified performance-based compensation” for such purposes; so long as the awards are not modified in any material respect after such date (and assuming that the awards otherwise satisfy any additional transition relief guidance issued by the Internal Revenue Service). The Compensation Committee will continue to consider the deductibility of compensation with respect to TGC Legacy Awards and to administer TGC Legacy Awards in a way that is intended to preserve their deductibility in accordance with the transition relief as issued by the Internal Revenue Service.

Under the Legacy TGC LTIP, all awards vest upon a change in control, except as otherwise provided in an award agreement or applicable employment agreement. “Change in control” means any of the following, except as otherwise provided herein: (i) any consolidation, merger, or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities, or other property, other than a consolidation, merger, or share exchange of the Company in which the holders of the outstanding Common Stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange, or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board of Directors by the individuals (the “Continuing Directors”) who (x) at the date of the Legacy TGC LTIP were directors or (y) become directors after the date of the Legacy TGC LTIP and whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two‑thirds of the directors then in office who were directors at the date of the Legacy TGC LTIP or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d‑3 under the Exchange Act) of an aggregate of 50% or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d‑5 under the Exchange Act) who beneficially owned less than 50% of the voting power of the Company’s outstanding voting securities on the date of the Legacy TGC LTIP; provided,  however, that notwithstanding the foregoing, an acquisition shall not constitute a change in control under the Legacy TGC LTIP if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a subsidiary of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7 of the Bankruptcy Code. The change of control definition under Section 409A of the Internal Revenue Code will apply to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code in the event an award under the Legacy TGC LTIP is subject to Section 409A of the Internal Revenue Code. The consummation of the Merger with Legacy Dawson constituted a change in control of Legacy TGC under the Legacy TGC LTIP. Accordingly, all unvested awards became vested immediately prior to the consummation of the Merger on February 11, 2015.

In addition, under the Legacy TGC LTIP, upon a participant’s death or total and permanent disability, the portion of the participant’s awards that would have vested had the participant remained employed through the vesting date immediately following the date of such death or total and permanent disability shall be immediately vested. “Total and permanent disability” means a participant is qualified for long‑term disability benefits under the Company’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the participant is not eligible to participate in such plan or policy, that the participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder is unable to perform his or her duties of employment for a period of six continuous months, as determined in good faith by the Compensation Committee, based upon medical reports or other evidence satisfactory to the committee. The disability definition under Section 409A of the Internal Revenue Code will apply to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code in the event an award under the Legacy TGC LTIP is subject to Section 409A of the Internal Revenue Code.

The Legacy TGC LTIP terminated on March 29, 2016 and, since such time, the Legacy TGC LTIP has had no shares available for future issuance.

Legacy Dawson LTIP

In connection with the Merger, the Company assumed the sponsorship and maintenance of (i) the Legacy Dawson LTIP including all of the rights, obligations, responsibilities and liabilities thereunder and (ii) the Rollover Awards (as defined in the Merger Agreement) granted thereunder. Under the terms of the Merger Agreement, the following actions took place at the effective time of the Merger: (x) each outstanding stock option (to the extent unvested) became vested and fully exercisable, and to the extent unexercised, each such stock option was assumed by the Company and converted into stock options to purchase shares of our Common Stock on substantially the same terms as those in effect immediately prior to the effective time of the Merger, except that the number of shares of our Common Stock issuable and the exercise price were adjusted by the exchange ratio in the Merger and (y) outstanding shares subject to restricted stock and restricted stock unit awards that had not vested as of the effective time of the Merger were assumed by the Company and will continue pursuant to their terms; provided that our Common Stock, as adjusted by the exchange ratio in the Merger, will replace the Legacy Dawson common stock subject to such awards.

The Legacy Dawson LTIP provided for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, Common Stock, restricted stock, restricted stock units, cash awards, performance awards and other awards, which may have been granted singly, in combination or in tandem, and which may have been awarded to our officers, non‑employee directors, employees (including any employee who is also a director or officer) and consultants. Our Compensation Committee selected the employees and consultants to whom the awards were granted and determined the number and type of awards granted to such individuals. Our Board of Directors selected the non‑employee directors eligible to whom awards were granted and determined the number and type of award granted to such individuals. All of our employees, non‑employee directors and consultants, other than those who were employed by, or otherwise in the service of, Legacy TGC immediately prior to the Merger, were eligible to receive awards under the Legacy Dawson LTIP.

Stock Options: The Legacy Dawson LTIP allowed for the grant by the Compensation Committee of awards in the form of an option, which may have been an incentive stock option or a nonqualified stock option. Stock options are rights to purchase a specified number of shares of Common Stock at a specified price. The grant price of an option was required to not be less than the fair market value of the Common Stock subject to such option on the grant date, and the term of the option was limited to no more than 10 years after the grant date. Options were required to not include provisions that reload the option upon exercise. Similarly, options were prohibited from being able to be repriced or otherwise modified in any way that would constitute a reduction in the grant price associated with such options. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any options awarded pursuant to the Legacy Dawson LTIP, including the grant price, the term of the options, the number of shares subject to the option, and the date or dates upon which they become exercisable, were determined by the Compensation Committee.

Stock Appreciation Rights: The Legacy Dawson LTIP allowed for the grant by the Compensation Committee of awards in the form of stock appreciation rights. A stock appreciation right is a right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of such stock appreciation right. On the grant date, the grant price of a stock appreciation right was required to not be less than the fair market value of the Common Stock subject to such stock appreciation right. The holder of a tandem stock appreciation right may elect to exercise either the option or the stock appreciation right, but not both. The exercise period for a stock appreciation right was limited to no more than 10 years after the grant date. Stock appreciation rights were required to not include provisions that reload the stock appreciation right upon exercise. Similarly, stock appreciation rights were prohibited from being able to be repriced or otherwise modified in any way that would constitute a reduction in the grant price associated with such stock appreciation rights. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any stock appreciation rights awarded pursuant to the Legacy Dawson LTIP, including the grant price, the term of any stock appreciation rights, and the date or dates upon which they become exercisable, were determined by the Compensation Committee.

Stock Awards: The Legacy Dawson LTIP allowed for the grant by the Compensation Committee of awards in the form of shares of Common Stock or stock units, including an award of restricted stock or restricted stock units. Common Stock consists of shares that are transferred or sold by the Company without restriction and not subject to a substantial risk of forfeiture. Restricted stock are shares of Common Stock that are transferred or sold by the Company and are subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the Compensation Committee. Restricted stock units are stock units that are subject to a substantial risk of forfeiture, restrictions on transferability and any other restrictions determined by the Compensation Committee. Dividend or dividend equivalent rights may be granted or made with respect to restricted stock or restricted stock units, as applicable.

Cash Awards: The Legacy Dawson LTIP allowed for the grant by the Compensation Committee of awards in the form of cash awards, which are awards denominated and payable in cash.

Performance Awards: The Legacy Dawson LTIP allowed for the grant by the Compensation Committee of awards in the form of a performance award. A performance award is an award that is subject to the attainment of one or more performance goals. The terms, conditions and limitations applicable to any performance awards granted to participants pursuant to the Legacy Dawson LTIP were determined by the Compensation Committee, subject to the limitations set forth below, including whether to grant such awards in a manner intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. Any stock award granted to employees which is a performance award has a minimum restriction period of 12 months from the grant date; provided that, subject to the requirements under section 162(m) of the Internal Revenue Code, as applicable, the Compensation Committee may provide for earlier vesting upon a termination of employment by reason of death, disability, layoff, retirement or change in control. The Compensation Committee could set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of performance awards that will be paid out to the participant and/or the portion of an award that may be exercised.

Under the 2017 Tax Act, effective for our taxable year beginning January 1, 2018, the exception under Section 162(m) of the Internal Revenue Code for performance-based compensation is no longer available, subject to transition relief for certain grandfathered arrangements in effect as of November 2, 2017. Performance awards that were outstanding under the Legacy Dawson LTIP as of November 2, 2017 (“Dawson Legacy Awards”) may or may not continue to qualify as “qualified performance-based compensation” for such purposes; so long as the awards are not modified in any material respect after such date (and assuming that the awards otherwise satisfy any additional transition relief guidance issued by the Internal Revenue Service). The Compensation Committee will continue to consider the deductibility of compensation with respect to Dawson Legacy Awards and to administer Dawson Legacy Awards in a way that is intended to preserve their deductibility in accordance with the transition relief as issued by the Internal Revenue Service.

At the effective time of the Merger, 827,647 shares of our Common Stock were available for issuance under the Legacy Dawson LTIP, of which 361,511 underlied Rollover Awards.

In the event of a “change of control” and except as otherwise provided in an award agreement or applicable employment agreement, all awards granted under the Legacy Dawson LTIP immediately vest and become fully exercisable and any restrictions applicable to the award lapse. All stock options and stock appreciation rights will remain exercisable until (i) the expiration of the term of the award or, (ii) if the participant should die before the expiration of the term of the award, until the earlier of: (x) the expiration of the term of the award or (y) two years following the date of the participant’s death. The Legacy Dawson LTIP form stock option, restricted stock and restricted stock unit agreements define a “change of control” as occurring when (i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the total voting power of the Company’s then outstanding securities; (ii) the individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election unless a majority of the new members of the Board were recommended or approved by majority vote of members of the Board of Directors immediately prior to such shareholders’ meeting; (iii) the Company shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or (iv) the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person. The consummation of the Merger with Legacy TGC constituted a change of control of Legacy Dawson under the Legacy Dawson LTIP. Accordingly, all unvested awards other than unvested “Rollover Awards” became vested immediately prior to the consummation of the Merger on February 11, 2015. The change of control definition under Section 409A of the Internal Revenue Code will apply to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code in the event an award under the Legacy Dawson LTIP is subject to Section 409A of the Internal Revenue Code.

In addition, our form stock option, restricted stock and restricted stock unit agreements also provide for accelerated vesting upon death or termination of a participant’s employment due to disability or if a participant’s employment is terminated by the Company for reasons other than “cause” (as defined in the agreement). Stock options which are accelerated under this provision may be exercised in whole or in part until their expiration pursuant to the terms of the stock option agreement or the Legacy Dawson LTIP.

The Legacy Dawson LTIP terminated on November 28, 2016 and, upon the effectiveness of the 2016 Plan on May 5, 2016, no shares have been available under the Legacy Dawson LTIP for future issuance.

Health, Retirement and Other Benefits

401(k) Plan. We include a 401(k) plan as part of our employee benefits package in order to retain quality personnel. This plan is a tax‑qualified retirement savings plan under which all employees, including the Named Executive Officers, are able to contribute to the plan the lessor of up to 100% of their annual eligible compensation or the limits prescribed by the Internal Revenue Service on a pre‑tax or Roth after‑tax basis. During fiscal 2018, we elected to match 100% of employee contributions up to a maximum of 6% of the participant’s gross eligible compensation or the limits prescribed by the Internal Revenue Service. Our matching contributions for all of our employees during fiscal 2018 were approximately $1,505,000. All contributions to the plan, as well as our matching contributions, are fully vested upon contribution.

Health, Life and Disability Insurance. We offer major medical and dental insurance to all eligible employees. We also provide the following other insurance benefits to the majority of our salaried employees, including the Named Executive Officers:

•	Life and accidental death and dismemberment insurance—up to two times annual earnings with limitations based on age and a maximum benefit of $400,000; and

•	Long‑term disability—60% of monthly earnings up to $10,000 per month.

Executive Benefits and Perquisites

We provide our Named Executive Officers with perquisites and other personal benefits that are believed to be reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. Our Compensation Committee reviews and, when appropriate, adjusts the levels of these perquisites and other personal benefits provided to the Named Executive Officers on an annual basis.

Employment Agreements

In connection with the execution of the Merger Agreement, the Company entered into employment agreements (each, an “Employment Agreement” and collectively, the “Employment Agreements”) with each of the Named Executive Officers that set forth the terms and conditions of each executive’s employment. Each Employment Agreement became effective on February 11, 2015 upon the consummation of the Merger and will remain in effect for a term of three years thereafter, which automatically extends for one additional calendar year on each anniversary of the effective date of the Employment Agreement (unless either the Company or the applicable executive provides written notice of the intent to not extend the Employment Agreement). As a result of this automatic extension, the term of each current Employment

Agreement is a rolling three‑year period, renewed on each anniversary of the effective date of such Employment Agreement. The annual base salary of each of our Named Executive Officers pursuant to his respective Employment Agreement is set forth below, subject to the Amendments (as described below):

Name	Base Salary
Stephen C. Jumper	$600,000
Wayne A. Whitener	402,500
James K. Brata	350,000
C. Ray Tobias	400,000
James W. Thomas	264,500

Each Employment Agreement provides that if the executive officer’s employment is terminated, he will receive any accrued and unpaid base salary as of the effective date of his termination and any employment benefits that have fully accrued and vested but have not been paid, in each case, as of the effective date of the termination of his employment and otherwise in accordance with applicable law. Further, if, during the term of the Employment Agreement, the executive officer’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) or by the Executive for “good reason” (as defined in the Employment Agreement): (i) the executive will receive severance payments in an amount equal to the continuation of the executive’s then‑current base salary for the remainder of the term of the Employment Agreement, payable in equal bi‑weekly payments in accordance with the Company’s payroll practices, (ii) all award agreements in effect between the Company and the executive under any equity compensation plan maintained by the Company will become automatically fully vested and exercisable, (iii) the executive will be entitled to a lump sum payment equal to the cost to the executive under COBRA to extend his then‑current group health plan benefits for 18 months following the date of termination, (iv) the executive will be entitled to a lump sum payment equal to the prorated amount of the bonus, if any, the executive was eligible to earn pursuant to the Company’s annual incentive plan or similar arrangement, during the calendar year or fiscal year, as applicable, of his termination and (v) if the Company was providing the executive with an automobile, the executive may, for ten dollars ($10) of consideration paid to the Company, cause the Company to (x) transfer the title of such automobile to the executive, if such automobile is owned by the Company, or (y) assign the executive the Company’s right, title and interest in such automobile’s lease, if such automobile is leased by the Company. Each Employment Agreement also provides the executive with additional benefits if the Executive is terminated without “cause” or the executive terminates his employment for “good reason” within the 12 month period immediately following a “change of control” which is defined in a manner consistent with the “change of control” definition under the 2016 Plan described above. These additional benefits are further discussed below under “Executive Compensation—Potential Payments Upon a Change of Control or Termination”.

In addition, the Employment Agreements contain customary provisions relating to confidentiality, non‑solicitation, non‑competition and non‑disparagement.

On February 15, 2016, the Company entered into letter agreements (the “2016 Amendments”) to amend the Employment Agreements. The 2016 Amendments were effected in order to modify the annual base salary terms of each Employment Agreement in order to assist the Company’s continuing expense and cash management efforts.

On May 4, 2018, the Company entered into letter agreements (the “2018 Amendments”) amending the Employment Agreements for each of Messers. Jumper, Brata, Thomas and Tobias, as previously amended by the 2016 Amendments. The current three‑year term of each of the current Employment Agreements runs from February 11, 2019 to February 10, 2022, subject to the other provisions of the agreements. Pursuant to the 2018 Amendments, the existing Employment Agreements, as amended, were modified to set the annual base salary provisions of each of the executives as follows: (i) Mr. Jumper - $600,000, (ii) Mr. Tobias - $400,000, (iii) Mr. Brata - $350,000 and (iv) Mr. Thomas - $264,500. These changes to the salary were effective May 1, 2018 for each of the foregoing officers except Mr. Thomas whose changes to salary were effective February 11, 2019.

Role of Shareholder Say‑on‑Pay Votes

In May 2018, the Company held a shareholder advisory vote on the compensation of its Named Executive Officers as described in the 2018 Proxy Statement, commonly referred to as a say‑on‑pay vote. The shareholders approved the Named Executive Officers’ compensation, with approximately 75% of the shares present in person or represented by proxy and entitled to vote at the 2018 annual meeting voting in favor of the say‑on‑pay resolution. As the Company evaluated its compensation practices and talent needs throughout 2018, it was mindful of the support shareholders expressed for its pay for performance compensation philosophy. As a result, following its annual review of executive compensation, the Compensation Committee decided to maintain a consistent approach to executive compensation with a greater emphasis on long‑term incentive compensation that rewards senior executives for delivering value for shareholders. In addition, the Compensation Committee considered ways to strengthen the pay for performance culture at the Company.

COMPENSATION COMMITTEE REPORT

To the Shareholders of Dawson Geophysical Company:

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis, above, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended December 31, 2018.

March 18, 2019	Submitted by the Compensation Committee of the Board of Directors

Gary M. Hoover, Ph.D. (Chairman)
Craig W. Cooper
Michael L. Klofas

EXECUTIVE COMPENSATION

The following narrative, tables and footnotes describe the “total compensation” earned during the years ended December 31, 2018, 2017 and 2016 by our Named Executive Officers. The total compensation presented below in the Summary Compensation Table does not reflect the actual compensation received by our Named Executive Officers in such fiscal years.

The individual components of the total compensation reflected in the Summary Compensation Table are broken out below:

Salary—The table reflects base salary earned during the years ending December 31, 2018, 2017 and 2016. See “Compensation Discussion and Analysis—Establishing Executive Compensation—Base Salary.”

Bonus—See “Compensation Discussion and Analysis—Establishing Executive Compensation—Short‑Term Incentive Compensation.”

Stock Awards—The awards disclosed under the heading “Stock Awards” consist of grants of restricted stock and restricted stock units to our Named Executive Officers. See also “Compensation Discussion and Analysis—Establishing Executive Compensation—Long‑Term Equity Incentive Compensation.”

Option Awards—The awards disclosed under the heading “Option Awards” consist of a grant of stock options to our Named Executive Officers. See “Compensation Discussion and Analysis—Establishing Executive Compensation—Long‑Term Equity Incentive Compensation.”

All Other Compensation—The column reflects all compensation not reported in the other columns of the Summary Compensation Table other than perquisites and other personal benefits with an aggregate value for a Named Executive Officer of less than $10,000.

Summary Compensation Table

The following table sets forth information concerning the compensation of our Named Executive Officers for services to the Company during the years ended December 31, 2018, 2017 and 2016:

				Stock	Option	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Awards (2)	Awards (2)	Compensation (3)	Total
Stephen C. Jumper	2018	$576,576	$5,787	$255,420	$-	$37,901	$875,684
Chief Executive Officer and President	2017	446,451	4,460	95,160	-	34,643	580,714
	2016	361,159	-	169,913		37,051	568,123
Wayne A. Whitener	2018	395,433	3,901	49,665	-	21,098	470,097
Vice Chairman of the Board of Directors	2017	342,932	3,396	19,825	-	21,692	387,845
	2016	304,161	-	97,515		20,390	422,066
James K. Brata	2018	323,076	3,392	148,995	-	19,744	495,207
Executive Vice President, Chief Financial	2017	249,039	2,431	59,475	-	18,339	329,284
Officer, Secretary and Treasurer	2106	217,260	-	63,533		16,867	297,660
C. Ray Tobias	2018	380,427	3,873	148,995	-	33,980	567,275
Executive Vice President and Chief	2017	308,640	3,056	59,475	-	31,951	403,122
Operating Officer	2016	273,748	-	88,650	-	31,629	394,027
James W. Thomas	2018	259,856	2,570	106,425	-	25,901	394,752
Executive Vice President and Chief	2017	225,357	2,238	59,475	-	25,257	312,327
Technology Officer	2016	199,878	-	63,533	-	28,886	292,297

(1)

The amounts shown in this column represent discretionary cash bonus payments paid in 2018 and 2017, as described above in “Compensation Discussion and Analysis—Establishing Executive Compensation—Short‑Term Incentive Compensation”.

(2)

The amounts shown in this column represent the aggregate grant date fair value of the stock and option awards granted to the Named Executive Officers computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 8 to our audited financial statements included in our 2018 Annual Report on Form 10‑K for the assumptions made in our valuation.

(3)

The amounts shown in this column includes the matching contributions under our 401(k) plan for the following Named Executive Officers for the years ending December 31, 2018, 2017, and 2016, respectively: Mr. Jumper—$16,500, $16,200 and $15,900; Mr. Whitener—$16,500, $16,200, and $16,600; Mr. Brata—$16,500, $15,100 and $13,000; Mr. Tobias—$16,500, $16,100 and $15,900; and Mr. Thomas—$14,700, $13,700, and $12,000.

Outstanding Equity Awards At December 31, 2018

The following table provides information regarding the value of all unexercised options and unvested restricted stock and restricted stock units previously awarded to our Named Executive Officers. The Board of Directors approved a 5% stock dividend (or 0.05 share for each share outstanding) on the outstanding shares of our common stock on May 1, 2018. The stock dividend was paid on May 29, 2018 to shareholders of record on May 14, 2018. All share and per share information in this proxy for prior years has been retroactively adjusted to reflect this dividend.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (1)		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested (2)
Stephen C. Jumper		$			60,375	$204,068	(3)
					25,200	85,176	(4)
					36,000	121,680	(6)

Wayne A. Whitener	17,500		11.23	7/31/2019	34,650	117,117	(3)
					7,000	23,660	(5)

James K. Brata	17,500		11.23	7/31/2019	22,575	76,304	(3)
					15,750	53,235	(4)
					21,000	70,980	(6)

C. Ray Tobias					31,500	106,470	(3)
					15,750	53,235	(4)
					21,000	70,980	(6)

James W. Thomas					22,575	76,304	(3)
					15,750	53,235	(4)
					15,000	50,700	(6)

(1)	All option awards held by our Named Executive Officers are fully vested.

(2)	The market value was computed by multiplying the closing market price of the Common Stock at December 31, 2018 ($3.38) by the number of restricted stock or restricted stock units that have not vested.

(3)	Vests on 02/15/19.

(4)	Vests on 08/10/20.

(5)	Vests on 05/30/19.

(6)	Vests on 05/30/21.

Stock Vested for Year Ended December 31, 2018

The following table provides information with respect to the restricted stock units held by our current Named Executive Officers that vested during the year ended December 31, 2018. No stock options held by the Named Executive Officers were exercised during the year ended December 31, 2018.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Stephen C. Jumper	-	$-	-	$-
Wayne A. Whitener	-	-	5,250	31,080
James K. Brata	-	-	-	-
C. Ray Tobias	-	-	-	-
James W. Thomas	-	-	-	-

Grants of Plan‑Based Awards

The following table provides information with respect to stock grants to our Named Executive Officers that occured during the year ended December 31, 2018:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Shares of Stock Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Stephen C. Jumper	5/30/2018	36,000	-	-	$255,420	(1)
Wayne A. Whitener	5/30/2018	7,000	-	-	49,665	(1)
James K. Brata	5/30/2018	21,000	-	-	148,995	(1)
C. Ray Tobias	5/30/2018	21,000	-	-	148,995	(1)
James W. Thomas	5/30/2018	15,000	-	-	106,425	(1)

(1)	Grant of restricted stock units

Pension Benefits

Our only retirement plan for our employees, including our Named Executive Officers, is our 401(k) plan. We do not have a defined benefit pension plan in which our Named Executive Officers are eligible to participate.

Non‑Qualified Deferred Compensation

We do not have a non‑qualified deferred compensation plan.

Potential Payments Upon a Change of Control or Termination

The award agreements under the 2016 Plan, Legacy Dawson LTIP and Legacy TGC LTIP generally permit accelerated vesting of awards in the event of a change of control or upon termination of employment for reasons other than cause, or termination of employment due to death or disability. The Employment Agreements limit the extent to which such accelerated vesting will apply for the Named Executive Officers. Under the Employment Agreements, if a Named Executive Officer’s employment is terminated by the Company without “cause”, by the Executive for “good reason” or due to “disability” (as each such term is defined in the Employment Agreement), whether before or after a change of control, accelerated vesting and exercisability of the Named Executive Officer’s currently outstanding awards under the 2016 Plan, Legacy Dawson LTIP and Legacy TGC LTIP will occur. Similarly, in the event of a Named Executive Officer’s death, the award agreements under the 2016 Plan, Legacy Dawson LTIP and Legacy TGC LTIP will provide for such accelerated vesting and exercisability. The Employment Agreements also provide for severance, bonus payments and other compensation, all as described above under “Compensation Discussion and Analysis—Establishing Executive Compensation—Employment Agreements,” in the event that a Named Executive Officer’s employment is terminated by the Company without “cause” or by the executive for “good reason.” Further, in the event of a “change in control” of the Company that results in the termination of the executive’s employment by the Company without “cause” or by the executive for “good reason” within 12 months of the change in control, the executive would be entitled to receive two times the stated amounts for severance payments, bonus payments and COBRA benefits.

For the definition of “change of control” as defined under the 2016 Plan, Legacy Dawson LTIP and the award agreements thereunder and for the definition of “change in control” under the Legacy TGC LTIP, see “Compensation Discussion and Analysis—Establishing Executive Compensation—Long‑Term Equity Incentive Compensation.” The definition of “change of control” under the Employment Agreements is defined in a manner consistent with the 2016 Plan and the award agreements under the Legacy Dawson LTIP.

To describe the payments and benefits that are triggered for each change of control and/or event of termination, we have created the following table estimating the payments and benefits that would be paid to our Named Executive Officers under each element of our compensation program assuming that such executive’s employment was terminated and/or there was a change in control on December 31, 2018, the last day of our 2018 fiscal year. In all cases, the amounts were valued as of December 31, 2018, based upon, where applicable, an estimated fair value of our Common Stock of $3.38 per share. The amounts in the following table are calculated as of December 31, 2018 pursuant to SEC rules and are not intended to reflect actual payments that may be made. Actual payments that may be made will be based on the dates and circumstances of the applicable event.

Executive	Salary	Bonus (1)	Vesting of stock awards	Vesting of option awards (2)	All other benefits and perquisites (3)	Total
Stephen C. Jumper
Termination Without Cause/With Good Reason	$1,269,231	$-	$410,924	$-	$19,548	$1,699,703
CIC Termination	2,538,462	-	410,924	-	39,096	2,988,482
CIC Without Termination	-	-	-	-	-	-
Disability	300,000	-	410,924	-	6,516	717,440
Death	-	-	410,924	-	-	410,924
Wayne A. Whitener
Termination Without Cause/With Good Reason	851,442	-	140,777	-	36,224	1,028,443
CIC Termination	1,702,884	-	140,777	-	55,448	1,899,109
CIC Without Termination	-	-	-	-	-	-
Disability	201,250	-	140,777	-	6,408	348,435
Death	-	-	140,777	-	-	140,777
James K. Brata
Termination Without Cause/With Good Reason	740,385	-	200,519	-	42,422	983,326
CIC Termination	1,480,770	-	200,519	-	52,844	1,734,133
CIC Without Termination	-	-	-	-	-	-
Disability	175,000	-	200,519	-	3,474	378,993
Death	-	-	200,519	-	-	200,519
C. Ray Tobias
Termination Without Cause/With Good Reason	846,154	-	230,685	-	41,548	1,118,387
CIC Termination	1,692,308	-	230,685	-	61,096	1,984,089
CIC Without Termination	-	-	-	-	-	-
Disability	200,000	-	230,685	-	6,516	437,201
Death	-	-	230,685	-	-	230,685
James W. Thomas
Termination Without Cause/With Good Reason	559,519	-	180,239	-	49,036	788,794
CIC Termination	1,119,038	-	180,239	-	76,072	1,375,349
CIC Without Termination	-	-	-	-	-	-
Disability	132,250	-	180,239	-	9,012	321,501
Death	-	-	180,239	-	-	180,239

(1)	Our Named Executive Officers were not eligible for any cash bonus payments with respect to year ended December 31, 2018 under the 2014 Plan.

(2)	All option awards held by our Named Executive Officers are fully vested.

(3)	All other benefits and perquisites include COBRA benefits as set forth in the Employment Agreements and automobile perquisites, as applicable.

COMPENSATION POLICIES AND PRACTICES AND RISK MITIGATION

The Compensation Committee periodically reviews the Company’s compensation policies and practices to ensure that they do not encourage excessive risk‑taking. The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2018, our Compensation Committee was composed of Dr. Hoover and Messers. Cooper and Klofas. No member of the Compensation Committee during 2018 was a current or former officer or employee of the Company. None of our executives served on the board of directors or on the compensation committee of any other entity, for which any officers of such other entity served either on our Board of Directors or on our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics, our Audit Committee charter, the procedures described below with respect to director and officer questionnaires and the other procedures described below.

Our code of business conduct and ethics provides that directors, officers and employees must avoid situations that involve, or could appear to involve, “conflicts of interest” (refer to Conflicts of Interest section below) with regard to the Company’s interest. Exceptions may only be made after review of fully disclosed information and approval of specific or general categories by senior management (in the case of employees) or the Board of Directors (in the case of officers or directors). Any employee, officer or director who becomes aware of a conflict or potential conflict of interest should bring the matter to the attention of a supervisor or other appropriate personnel.

Based on these reviews, our Board of Directors has determined that the Company did not engage in any new transactions during the year ended December 31, 2018 with related persons which would require disclosure under Item 404 of Regulation S‑K as adopted by the SEC, and there are currently no such proposed transactions.

Indemnification Agreements

We have entered into indemnification agreements (each, individually, an “Indemnification Agreement,” and collectively, the “Indemnification Agreements”) with each of our current directors and executive officers (each, individually, an “Indemnitee,” and collectively, the “Indemnitees”). Pursuant to the Indemnification Agreements, we agreed to indemnify each Indemnitee to the fullest extent permitted by applicable law against any and all expenses arising from any Proceeding (as defined in the Indemnification Agreements) in which an Indemnitee was, is or will be involved as a party or otherwise by reason of any Indemnitee’s service as, or actions taken while (i) a director or officer of the Company or (ii) at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Following a request by an Indemnitee, we are required to advance (within five days of receipt of such request) to such Indemnitee any and all expenses relating to the Indemnitee’s defense of such Proceeding, subject to the Indemnitee’s compliance with certain provisions of the Texas Business Organizations Code (“TBOC”).

Our obligation to provide indemnification under the Indemnification Agreements is subject to a determination in accordance with Section 8.103(a)(1) or (2) of the TBOC.

Any costs and expenses that an Indemnitee is entitled to under the Indemnification Agreements will not be exclusive to any other rights to which the Indemnitee may currently or in the future be entitled under any provision of applicable law, our amended and restated certificate of formation, our amended and restated Bylaws or otherwise. We are not required to indemnify an Indemnitee to the extent such indemnification conflicts with Texas law.

Each of the Indemnification Agreements will continue until the earlier of (i) the sixth (6th) anniversary after the Indemnitee has ceased to occupy the position or have the relationships described in the Indemnification Agreement that qualifies the Indemnitee for indemnification or (ii) the final termination of all Proceedings with respect to the Indemnitee commenced in such six (6) year period.

Conflicts of Interest

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics, our Audit Committee charter, the procedures described below with respect to director and officer questionnaires and the other procedures described below.

Our code of business conduct and ethics provides that directors, officers and employees must avoid situations that involve, or could appear to involve, “conflicts of interest” with regard to the Company’s interest. Exceptions may only be made after review of fully disclosed information and approval of specific or general categories by senior management (in the case of employees) or the Board of Directors (in the case of officers or directors). Any employee, officer or director who becomes aware of a conflict or potential conflict of interest should bring the matter to the attention of a supervisor or other appropriate personnel.

A “conflict of interest” exists when a person’s private interest interferes in any way with the interests of the Company. Conflicts of interest generally interfere with the person’s effective and objective performance of his or her duties or responsibilities to the Company. Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when:

•	a director, officer or employee or members of their immediate family, receive improper personal benefits because of their position with the Company;

•	the Company gives loans, or guarantees obligations of directors, officers, employees or their immediate family members; or

•	the director, officer, employee or their immediate family members use Company property or confidential information for personal use.

Our Audit Committee also has the responsibility, according to its charter, to review, assess, and approve or disapprove conflicts of interest and related‑party transactions.

Each year we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with the solicitation of proxies for use at our annual general meeting of members. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our Proxy Statement or Annual Report.

In addition, we annually review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our Proxy Statement or Annual Report.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2018. See information regarding material features of the plans in Note 8, “Stock‑Based Compensation” to the Financial Statements included in our Annual Report on Form 10‑K for the year ended December 31, 2018.

Number of
	Securities to be			Number of Securities
	Issued Upon			Remaining Available
	Exercise or		Weighted Average	for Future Issuance
	Vesting of		Exercise Price	Under the Equity
	Outstanding		of Outstanding	Compensation Plan
	Options,		Options,	(Excluding Securities
	Warrants and		Warrants and	Reflected in
Plan Category	Rights		Rights	Column (a))
(a)
Legacy Dawson LTIP
Equity compensation plan approved by security holders	163,485	(1)	$—	—
Equity compensation plans not approved by security holders	—		—	—
Legacy TGC LTIP
Equity compensation plan approved by security holders	87,497		$11.23	—
Equity compensation plans not approved by security holders	—		—	—
2016 Plan
Equity compensation plan approved by security holders	463,600		$—	418,517
Equity compensation plans not approved by security holders	—		—	—
Total	714,582		$11.23	418,517

(1)	Number of securities to be issued upon the exercise of outstanding options, warrants and rights represents 163,485 restricted stock unit awards that have not yet vested.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock, as of March 8, 2019, by beneficial owners of more than five percent of our Common Stock, each of our Directors and executive officers individually and all executive officers and Directors as a group.

Name	Amount and Nature of Beneficial Ownership		Percent of Class (1)
SECURITY OWNERSHIP OF 5% HOLDERS
Blackrock Inc.	1,887,468	(2)	8.16%
Dimensional Fund Advisors LP	1,745,463	(3)	7.54%
Renaissance Technologies LLC	1,702,834	(4)	7.36%
Grace & White Inc /NY	1,289,864	(5)	5.57%
SECURITY OWNERSHIP OF MANAGEMENT
William J. Barrett	857,574	(6) (7)	3.71%
Stephen C. Jumper	235,316		1.02%
C. Ray Tobias	125,070		*
James K. Brata	87,837	(6)	*
Wayne A. Whitener	62,709	(6)	*
Craig W. Cooper	68,230		*
Gary M. Hoover	65,349		*
Ted R. North	58,563		*
Mark A. Vander Ploeg	40,640		*
James W. Thomas	58,595		*
Michael L Klofas	14,811		*
	1,674,694		7.24%

* Indicates less than 1% of the outstanding shares of Common Stock.

(1)	As of March 8, 2019, there were 23,141,739 shares of Common Stock outstanding. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all shares listed.

(2)	As reported on Schedule 13F-HR filed with the SEC on February 8, 2019. The filing person’s address is 55 East 52nd Street, New York, NY 10055.

(3)	As reported on Schedule 13F-HR filed with the SEC on February 26, 2019. The filing person’s address is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(4)	As reported on Schedule 13F-HR filed with the SEC on February 13, 2019. The filing person’s address is 800 Third Avenue, New York, NY 10022.

(5)	As reported on Schedule 13F-HR filed with the SEC on January 25, 2019. The filing person’s address is 515 Madison Avenue, Suite 1700, New York, NY 10022.

(6)	Includes shares subject to options exercisable within 60 days of the record date as follows: Mr. Barrett – 13,125 shares, Mr. Whitener – 17,500 shares, and Mr. Brata – 17,500 shares.

(7)	Includes 78,166 shares of Common Stock owned by Mr. Barrett’s wife. Mr. Barrett has disclaimed beneficial ownership of these shares.

2018 PAY RATIO DISCLOSURE

In accordance with Item 402(u) of Regulation S-K, promulgated by the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, we calculated a reasonable estimate of the ratio of the annual total compensation of Stephen C. Jumper, our Chairman, President and Chief Executive Officer, to the annual total compensation of our median employee in 2018.

For purposes of determining our CEO pay ratio, we are permitted to use the same median employee for up to three years, provided there is no material change to the employment population or change in employee compensation arrangements that would significantly impact our pay ratio disclosure. After reviewing data related to our employees and employee compensation, we determined that there were no changes to our employee population or our employee compensation arrangements in the past year that would significantly impact our pay ratio in 2018 as compared to 2017. When determining the median employee for the 2017 pay ratio the median fell between two employees. We selected the employee with the higher wages for the 2017 pay ratio calculation. The employee that was selected for the 2017 pay ratio was terminated during 2018 and, therefore, cannot be used for the 2018 pay ratio. The other median employee from 2017 is still employed and worked for the company for all of 2018. Therefore, in accordance with the relevant rules, we elected to use this same median employee determined in 2017 for our 2018 pay ratio calculation.

To determine the population of our workforce, in accordance with Item 402(u), we included all full-time, part-time, temporary and seasonal employees. The date of employment we selected was December 8, 2017. We believe that the use of annualized gross wages is the best consistently applied compensation measure of our workforce, of whom the majority are hourly workers. We annualized all full-time workers who were hired during 2017. We did not exclude any employees other than Mr. Jumper from our population.

After applying the methodology described above, our median employee was a U.S. full-time hourly worker on one of our land survey crews, whose total annual compensation using the Summary Compensation Table requirements was $43,077  for the year ended December 31, 2018. Mr. Jumper’s compensation found in the Summary Compensation Table on page  22 was $875,684. Therefore, our CEO to median employee pay ratio is 20:1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected RSM US LLP (“RSM”) for appointment as our independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to ratification by the shareholders. RSM has served as our independent registered public accounting firm since fiscal year ending December 31, 2016. Representatives of RSM are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Our Board of Directors unanimously recommends that you vote FOR the appointment of RSM US LLP as our independent registered public accountants for the fiscal year ending December 31, 2019.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The following table presents the aggregate fees billed by the independent registered accounting firms, RSM and EY, for professional services rendered for the audits of our annual financial statements and audit‑related fees, for the years ended December 31, 2018 and 2017, respectively:

	2018	2017
Audit Fees (1)	$627,000	$562,700
Audit-related fees (2)	-	9,500
All other fees (3)	26,700	-
Total fees	$653,700	$572,200

(1)

Audit fees for professional services rendered in connection with the audit of the Company’s annual financial statements for the years ended December 31, 2018 and 2017, and the reviews of the financial statements included in the Company’s quarterly reports.

(2)	Audit-related fees incurred in 2017 are related to consent documentation from the Company’s former independent registered public accounting firm Ernst & Young related to their 2015 audit.

(3)	All other fees consist of miscellaneous fees billed for other services.

The Audit Committee’s policy on pre‑approval of fees and other compensation paid to the independent registered accounting firm requires the Audit Committee to approve all services and fees of the principal independent accountant prior to commencement of any services. The Audit Committee pre‑approved fees for all audit and non‑audit services provided by the independent registered accounting firm during the years ended December 31, 2018 and 2017. All of the work performed in auditing our financial statements for the last two years by the principal independent accountanting firm RSM, has been performed by their full‑time, permanent employees.

AUDIT COMMITTEE REPORT

To the Shareholders of Dawson Geophysical Company:

It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company’s financial statements. In keeping with this goal, the Board of Directors adopted a written charter for the Audit Committee, which is posted on the Company’s website at http://www.dawson3d.com in the “Corporate Governance” area of the “Investor Relations” section. The Audit Committee reviewed its charter during 2018 and determined that no changes were warranted. The Audit Committee held five meetings during 2018. The members of the Audit Committee are independent directors.

The Audit Committee reviews management’s overview of the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the Audit Committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report and to assist the Board of Directors with oversight of the following:

•	integrity of the Company’s financial statements;

•	compliance by the Company with standards of business ethics and legal and regulatory requirements;

•	qualifications and independence of the Company’s independent auditors; and

•	performance of the Company’s independent auditors.

The Audit Committee does not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the quarterly and annual financial statements, including the quality of accounting principles with management and the independent accountants. The Audit Committee (i) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2018 with the Company’s management and with the Company’s independent auditors; (ii) discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect; and (iii) received the written disclosures and the letter from the Company’s independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with the Company’s independent auditors the independent auditors’ independence.

Audit and audit‑related fees billed to the Company by RSM related to their audit of the Company’s year ended December 31, 2018 included audit of the Company’s annual financial statements, the review of those financial statements included in the Company’s quarterly reports of Form 10‑Q and the audit of our internal controls over financial reporting totaled approximately  $627,000.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2018.

March 18, 2019	Submitted by the Audit Committee of the Board of Directors

Ted R. North (Chairman)
William J. Barrett
Mark A. Vander Ploeg

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

This advisory vote on executive compensation, referred to as the “say‑on‑pay” vote, gives shareholders the opportunity to express their views on our Named Executive Officers’ compensation, as disclosed in this proxy statement pursuant to Item 402 of Regulation S‑K. Shareholders may vote for or against the approval of the Company’s executive compensation, or they may abstain from voting on this proposal.

As described in detail in our Compensation Discussion and Analysis beginning on page  10, the primary objectives in designing our executive compensation program are to attract, retain and motivate the talent needed to lead and grow the Company, reward successful performance and more closely align executives’ interests with those of the Company and its shareholders. The ultimate objective of our compensation program is to improve the intrinsic value of the Company and long‑term shareholder value.

We encourage you to review the compensation tables and the narrative disclosures on compensation in this proxy statement. In addition, we encourage you to read the section above entitled “Compensation Discussion and Analysis,” which discusses in detail how our executive compensation program implements our compensation philosophy. The Compensation Committee and the Board of Directors believe that our executive compensation program is effective in implementing our compensation philosophy and in achieving its goals.

The Company requests shareholder approval of the compensation of the Company’s Named Executive Officers as disclosed pursuant to the SEC’s compensation disclosure rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following non‑binding resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Proxy Statement of the Company for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

While your vote on this proposal is advisory and will not be binding on the Company, the Board of Directors or the Compensation Committee, we value the opinion of our shareholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.

Our Board of Directors unanimously recommends that you vote FOR the resolution, on an advisory basis, approving the executive compensation of the Named Executive Officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our outstanding Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock held by such persons. These persons are also required to furnish us with copies of all forms they file under this regulation.

To our knowledge, based solely on a review of the copies of such reports furnished to us and without further inquiry, during the year ended December 31, 2018, all of the Company’s directors, officers and beneficial owners of more than 10% of Common Stock complied with all applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

The next Annual Meeting of the Company’s shareholders is anticipated to be held on May 5, 2020. Shareholders may submit proposals appropriate for shareholder action at the next Annual Meeting consistent with the regulations of the SEC. If a shareholder desires to have such proposal included in the Proxy Statement and form of proxy distributed by the Board of Directors with respect to such meeting, the proposal must be received at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, Attention: Mr. James K. Brata, Secretary, no later than November 19, 2019.

In addition, our Bylaws establish advance notice procedures with regard to certain matters, including shareholder proposals not included in our Proxy Statement, to be brought before an Annual Meeting. In general, our corporate secretary must receive notice of any such proposal not less than 60 days nor more than 90 days prior to the anniversary date of the date on which the Company first mailed its proxy materials for the preceding Annual Meeting (in the case of the next Annual Meeting, not before December 19, 2019 and not later than January 18, 2020) at the address of our principal executive offices shown above. Such notice must include the information specified in our Bylaws.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that shareholder should contact their broker or send a request to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684‑3000. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2018 Annual Report and this Proxy Statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered. Similarly, you may also contact us if you received multiple copies of such materials and would prefer to receive a single copy in the future.

OTHER MATTERS

We know of no other business which will be presented at the Annual Meeting other than as explained herein. Our Board of Directors has approved a process for collecting, organizing and delivering all shareholder communications to each of its members. To contact all directors on the Board of Directors, all directors on a committee of the Board of Directors, or an individual member or members of the Board of Directors, a shareholder may mail a written communication to: Dawson Geophysical Company, Attention: Secretary, 508 West Wall, Suite 800, Midland, Texas 79701. All communications received in the mail will be opened by our Secretary, James K. Brata, for the purpose of determining whether the contents represent a message to the Board of Directors. The contents of shareholder communications to the Board of Directors will be promptly relayed to the appropriate members. We encourage all members of the Board of Directors to attend the Annual Meeting of Shareholders, although we have no formal policy requiring attendance. All of the members of the Board of Directors attended our 2018 Annual Meeting.

On March 6, 2019, we filed with the SEC an Annual Report on Form 10‑K for the year ended December 31, 2018. The Annual Report on Form 10‑K has been provided concurrently with this Proxy Statement to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

Shareholders may also obtain a copy of the Annual Report on Form 10‑K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov, (2) from our website at www.dawson3d.com, or (3) by writing to our corporate secretary at our principal executive offices, 508 West Wall, Suite 800, Midland, Texas 79701, telephone number (432) 684‑3000. The Annual Report on Form 10‑K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

ADDITIONAL INFORMATION ABOUT THE COMPANY

You can learn more about the Company and our operations by visiting our website at www.dawson3d.com. Among other information we have provided there, you will find:

•	The charters of each of our standing committees of the Board of Directors;

•	Our code of business conduct and ethics;

•	Information concerning our business, recent news releases and filings with the SEC; and

•	Information concerning our Board of Directors and shareholder relations.

For additional information about the Company, please refer to our 2018 Annual Report, which is being mailed with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

James K. Brata,
Secretary

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. DAWSON GEOPHYSICAL CO ATTN: JAMES K. BRATA ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. 508 WEST WALL SUITE 800 MIDLAND, TX 79701-5010 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the AllAll The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 William J. Barrett 06 Ted R. North 02 Craig W. Cooper 07 Mark A. Vander Ploeg 03 Gary M. Hoover, Ph.D. 08 Wayne A. Whitener 04 Stephen C. Jumper 05 Michael L. Klofas The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Proposal to ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. 3. Proposal to approve a non-binding advisory resolution on the compensation of the named executive officers as disclosed in the Proxy Statement of the Company for the 2019 Annual Meeting of Shareholders. NOTE: The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Dawson Geophysical Company for the Annual Meeting to be held on April 30, 2019. Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc. should give full title as For 0 0 Against 0 0 Abstain 0 0 such. The shares represented by this proxy, when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES LISTED ABOVE AND FOR PROPOSALS 2 and 3. If any other matters properly come before the meeting the persons named in this proxy will vote in their discretion. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000402888_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com DAWSON GEOPHYSICAL COMPANY Annual Meeting of Shareholders April 30, 2019 at 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Stephen C. Jumper, Mark A. Vander Ploeg and James K. Brata, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse of this ballot, all of the shares of Common Stock of Dawson Geophysical Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 10:00 AM Central Time on April 30, 2019, at the Offices of Baker Botts L.L.P., 2001 Ross Ave., Suite 1100, Dallas, Texas and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED REPLY ENVELOPE. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000402888_2 R1.0.1.18